UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 16, 2016 (March 15, 2016)

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-16195	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 16, 2016, II-VI Incorporated (the “Company”) issued a press release announcing updated earnings guidance for the third fiscal quarter ending March 31, 2016. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the portions of the exhibit furnished pursuant to Item 9.01 related to the Company’s updated earnings guidance, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the portions of the exhibit furnished pursuant to Item 9.01 related to the Company’s updated earnings guidance, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 8.01	Other Events.

On March 16, 2016, the Company issued a press release announcing that it had completed its previously announced acquisition of ANADIGICS, Inc. (“Anadigics”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 15, 2016 and as amended on February 1, 2016 and February 26, 2016, between the Company, Regulus Acquisition Sub, Inc. (“Purchaser”), and Anadigics, on March 14, 2016, Purchaser successfully completed its tender offer for all outstanding common stock of Anadigics and, pursuant to Section 251(h) of the Delaware General Corporation Law, was merged with and into Anadigics on March 15, 2016. Following the completion of the merger, Anadigics is now a wholly-owned subsidiary of II-VI.

A copy of the related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to General Instruction B to Form 8-K, the portions of the exhibit filed herewith related to matters other than the Company’s updated earnings guidance are deemed to be “filed” rather than furnished. The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED (Registrant)

Date: March 16, 2016	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 16, 2016.